Exhibit 3.4

BY - LAWS

SAND SPRINGS RAILWAY COMPANY – Adopted Jan. 26, 1927.

ARTICLE I – NAME

The name of this Corporation is SAND SPRINGS RAILWAY COMPANY

ARTICLE II – STOCK

1. Certificates of stock shall be issued in numerical order from the stock certificate book, be signed by the President and the Secretary and be sealed with the corporate seal. A record of each certificate issued shall be kept on the stub thereof.

2. Transfers of stock shall be made upon the books of the company only, and before a new certificate is issued the old certificate must be surrendered for cancellation. The stock books of the Company shall be closed for transfers thirty (30) days before the general election and ten (10) days before dividend days.

3. The Treasury Stock of the company shall consist of such stock issued, and outstanding stock of the company as may be donated to the company or otherwise acquired and shall be subject to disposition by the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the company.

ARTICLE III – STOCKHOLDERS

1. The annual meeting of stockholders of this company shall be held in the principal office of the company in the City of Tulsa, in the County of Tulsa, in the State of Oklahoma, on the first Monday in January of each year, at ten o’clock A.M.

2. Special meetings of stockholders may be called to be held at the principal office of the company at any time by resolution of the Board of Directors, or upon written request of stockholders holding one-third (1/3) of the outstanding stock, or special meetings of stockholders may be called at any time by the President and the Secretary, or the First Vice President and the Secretary. When all of the stockholders are present at any meeting however called or notified, and consent thereto in writing on the records of such meeting, the doings of such meeting shall be as valid as if had at a meeting regularly called and notified. The stockholders of this corporation, when so assembled, may elect Directors to fill any vacancies then existing and may act upon such other business as might lawfully be transacted at any regular meeting of stockholders. Any stockholder present at any meeting and participating therein, shall be deemed to have waived all notice of such meeting and to consent to the holding thereof.

3. Notice of meetings, written or printed, for every regular or special meeting of the stockholders shall be prepared and mailed to the last known post office address of each stockholder not less then three (3) days before any such meeting and if for a special meeting such notice shall state the object or objects thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceedings thereat.

4. A quorum at any meeting of stockholders shall consist of a majority of the voting stock of the company represented in person or by proxy. A majority of such quorum shall decide any question that may come before the meeting. Any regular or called meeting of stockholders may be adjourned from day to day or from time to time if for any reason there is not present a majority of the stockholders or no election or majority vote had; such adjournment and the reasons therefor being recorded.

5. The election of directors shall be held at the annual meeting of stockholders and shall be conducted by two inspectors of election appointed by the President, or the presiding officer of the stockholders meeting for that purpose. The election shall be held by ballot and each stockholder or person holding the proxy of a stockholder or stockholders shall be entitled to cast one vote for each share of stock held by him or for which he is entitled to vote by reason of holding such proxy.

6. The order of business at the annual meeting and as far as possible at all other meetings of stockholders, shall be:

1.	Calling of roll
2.	Proof of due notice of meeting
3.	Reading and disposal of any unapproved minutes
4.	Annual reports of officers and committees
5.	Election of directors
6.	Unfinished business
7.	New business
8.	Adjournment

ARTICLE IV – DIRECTORS

l. The business, property and affairs of this corporation shall be managed by a board of five (5) directors who shall be stockholders of the company; provided, however, that any trustee or personal representative of a stockholder qualified to vote at the election at which he shall be chosen, may be elected a director. Said five directors shall be elected annually by ballot for the term of one year and shall serve until the election and acceptance of their duly qualified successor. Any vacancy may be filled by the Board of Directors for any unexpired term. Directors shall receive no compensation for their services as such.

2. The regular meeting of the Board of Directors shall be held at the principal office of the company at the City of Tulsa, Oklahoma, on the first Tuesday of each month, at two o’clock P.M.

3. Special meetings of directors to be held in the principal office of the company in Tulsa, Oklahoma, may be called at any time by the President or First Vice President or by any three members of the Board of Directors, or special meetings may be held at any time and place without notice by unanimous written consent of all members of the Board of Directors at such meeting, or with the presence and participation of all members of the Board of Directors at such meeting.

4. Notice of both regular and special meetings, save when held by unanimous consent or participation of the members therein, shall be mailed by the secretary to each member of the Board not less than three days before such meeting, and notice of special meetings shall state the purpose or purposes thereof.

5. A quorum at any meeting shall consist of a majority of the entire membership of the Board of Directors and a majority of such quorum shall decide any question that shall come before the meeting.

6. The officers of the company shall be elected by the Board of Directors, by ballot, at their first meeting after the election of directors each year. If any office becomes vacant during the year the directors shall fill the same for the unexpired term. The Directors shall fix the compensation of the officers and agents of the company.

7. The order of business at any regular meeting of special meeting of directors shall be:

1.	Calling of roll
2.	Reading and disposal of any unapproved minutes
3.	Report of officers and committees
4.	Unfinished business
5.	New business
6.	Adjournment

ARTICLE V – OFFICERS

1. The officers of the company shall be a President, a First Vice President, a Second Vice President, a Secretary and a Treasurer, who shall be elected for one year and shall hold office until their successors are elected and qualify. The office of First Vice President and Treasurer may be held by one person.

2. The President shall preside at all meetings, shall sign or countersign all certificates of stock, shall sign contracts and other instruments authorized by the Board of Directors of by these by-laws, shall have control of the physical property and operation of the Sand Springs Railway Company, subject at all times to the supervision and management by the Board of Directors, shall make reports to the Directors and stockholders as may be required by law and as the directors may require and as are ordinarily incident to his office.

3. The First Vice President shall exercise all the functions of the President in the absence or disability of the President. He shall sign for and on behalf of the corporation, all, contracts, conveyances and legal instruments of every kind and nature as may be directed by the Board of Trustees and shall perform such other duties and functions as the directors shall from time to time prescribe.

4. The Second Vice President, in the absence or disability of the President and the First Vice President, shall exercise all the functions of the office of President.

5. The Secretary shall issue notices for all meetings of stockholders and directors and shall keep the minutes of such meetings; he shall have charge and custody of the corporate seal and the corporate books and shall affix the corporate seal and sign with the President or with the First Vice President or with the Treasurer, such instruments as required such signature or corporate seal, including all notes, mortgages, bonds or legal obligations of the company or for the mortgaging or creating of liens on any property of the company and all conveyances whereby any property of the company is to be sold, or transferred, and shall perform such other duties as are incident to his office or properly required of him by the Board of Directors.

6. The Treasurer shall have the custody of all funds and securities of the corporation and shall keep or direct the keeping of full and accurate accounts of receipts and disbursements in books belonging to the corporation, and such books of account shall be balanced each month. He shall deposit all moneys of the company in the Sand Springs State Bank of Sand Springs, Oklahoma, or the Exchange National Bank of Tulsa, Oklahoma, or such other depositories as may be designated from time to time by the Board of Directors. He shall disburse funds of the corporation as may be ordered by the Directors and shall render to the directors at the regular meeting or when required, an account of his transactions as Treasurer and of the financial condition of the corporation; he shall sign for and on behalf of the corporation, all contracts or legal instruments directed by the Directors to be signed by him or as may require his signature; he shall sign all notes, bonds, mortgages and legal instruments for the borrowing of money for said corporation and for the creating of obligations of the company or for the mortgaging, pledging, creating or consenting to the creation of any liens, encumbrances or charges against the property and effects of the corporation, and shall sign all Bills of Sale and conveyances whereby any property of the company is sold or transferred or conveyed.

He shall, if and when required by the Board of Directors, give bond for the faithful performance of his duties in such sum and with such sureties as may be required by the Directors.

ARTICLE VI – DIVIDENDS AND FINANCE

1. Dividends shall be declared from the surplus profits of the company at such times as the Board of Directors shall direct and no dividend shall be declared or paid that will impair the capital of the company.

2. The moneys of the company shall be deposited in the name of the Company in the Sand Springs State Bank, Sand Springs, Oklahoma, or the Exchange National Bank at Tulsa, Oklahoma, or such other bank as the directors shall from time to time designate, and such funds shall only be drawn out by checks signed by the Treasurer; except, however, the Treasurer may authorize the President to sign checks for the ordinary payroll of the company, same to be countersigned by the secretary or paymaster.

ARTICLE VII – SEAL

The corporate seal of the company shall consist of two concentric circles between which is the name of the company and in the center shall be incribed “Corporate Seal”, and such seal as is impressed on the margin hereof is hereby adopted as the corporate seal of the company.

ARTICLE VIII – AMENDMENTS

1. The by-laws may be amended, repealed or altered in whole or in part by a majority vote of the entire outstanding stock of the company at any regular meeting of stockholders or at any special meeting where such action has been announced in the call and notice of such meeting.

2. The Board of Directors may adopt additional by-laws in harmony herewith but shall not alter or repeal any by-laws adopted by the stockholders of the company.

ADOPTED this 26th day of January, 1927.

/s/ T.F. Steffens
President

/s/ C.F. Tingley
Secretary

CORPORATE SEAL

/s/ E.M. Monsell

/s/ E.A. Page

/s/ P.E. Estill
Directors

Amendment to the by-laws of Sand Springs Railway Company

Adopted January 4, 1932.

ARTICLE IX – SECTION 7

The office of Assistant Treasurer is hereby created and hereafter the directors shall elect an assistant Treasurer from among their number in the same manner and to serve for the same length of time as other officers of the corporation. The office of Second Vice President and Assistant Treasurer may be held by one person.

In the absence or disability of the Treasurer the Assistant Treasurer shall perform the duties of the Treasurer.

Copy machine excerpt from Minutes of February 27, 1967, showing Amendments to Articles and By-Laws of Sand Springs Railway Company, Pages 64-67, Vol. III, Minutes.

/s/ Joe A. Williams
Joe A. Williams, Secretary

The President presented for consideration and discussion proposed Amendments to the By-Laws and Articles of Incorporation of the Sand Springs Railway Company. A general discussion was had thereon.

On motion of E. J. Doerner, seconded by J. Blan Loflin and carried, it was

RESOLVED, that ARTICLE FIFTH of the Articles of incorporation of the Sand Springs Railway Company be, and the same is hereby amended to read as follows:

FIFTH

That the place where its principal business is to be transacted is at Sand Springs, Oklahoma,

and

BE IT FURTHER RESOLVED, that proper Officers of the Corporation be, and they are hereby authorized to execute on behalf of the Corporation all necessary documents to put such amendment to the Articles of Incorporation into full force and effect.

On motion of E. J. Doerner, seconded by J. Blan Loflin and carried, it was

RESOLVED, that Article III - STOCKHOLDERS, Sections Numbered 1, 2 and 4 of the By-Laws of the Sand Springs Railway Company be amended to read, as follows;

1. The Annual Meeting of the Stockholders of Sand Springs Railway Company shall be held at the principal offices of the Company in the City of Sand Springs, County of Tulsa, State of Oklahoma, on the last Monday in February of each year, at the hour of 10:00 o’clock A.M., commencing with the year 1967.

2. SPECIAL MEETINGS of the Stockholders may be called to be held at the principal offices of the Company at any time by Resolution of the Board of Directors, or upon written request of the Stockholders holding One-third (1/3) of the outstanding stock, or special meetings of Stockholders may be called at any time by the President and Secretary, or the Vice President and the Secretary. When all of the Stockholders are present at any meeting, however called or notified, or consent thereto in writing on the records of such meeting, the doings of such meeting shall be as valid as if had at a meeting regularly called and notified. The Stockholders of this Corporation, when so assembled, may elect Directors to fill any vacancies then existing and may act upon such other business as might lawfully be transacted at any regular meeting of Stockholders. Any Stockholder present at any meeting and participating therein, shall be deemed to have waived all notice of such meeting and to consent to the holding thereof.

4. A quorum at any meeting of Stockholders shall consist of a majority of the voting Stock of the Company represented in person or by Proxy. A majority of such quorum shall decide any question that may come before the meeting. Any regular or called meeting of Stockholders may be adjourned from day to day, or from time to time if for

Copy machine excerpt from Minutes of February 27, 1967, showing Amendments to Articles and By-Laws of Sand Springs Railway Company, Pages 64-67, Vol. III, Minutes.

/s/ Joe A. Williams
Joe A. Williams, Secretary

any reason there is not present a majority of the Stockholders or no election or majority vote had; such adjournment and the reasons therefor being recorded.

BE IT FURTHER RESOLVED, that Article IV - DIRECTORS, Sections numbered 2, 3, and 7 of the By-Laws of the Sand Springs Railway Company be amended to read, as follows:

2. The regular meeting of the Board of Directors shall be held at the principal offices of the Company in the City of Sand Springs, Oklahoma, on the first Tuesday of each month, at the hour of Two o’clock P.M.

3. Special Meetings of Directors to be held in the principal offices of the Company in Sand Springs, Oklahoma, may be called at any time by the President or Vice President or by any three Members of the Board of Directors, or Special Meetings may be held at any time and place without Notice by unanimous written consent of all Members of the Board of Directors to such meeting, or with the presence or participation of all Members of the Board of Directors at such meeting.

7. The order of business at any regular meeting or Special Meeting of the Directors shall be:

(a)	Call of the Roll
(b)	Reading and disposal of any unapproved minutes
(c)	Report of officers and committees
(d)	Unfinished business
(e)	New business
(f)	Adjournment

BE IT FURTHER RESOLVED, that Article V - OFFICERS, Sections Numbered 1, 3, 4, 5, and 6 of the By-Laws of the Sand Springs Railway Company be amended to read, as follows:

1. The Officers of the Company shall be a

    President

    Executive Vice President

    Vice President

    Secretary

    Assistant Secretary

    Treasurer

    Assistant Treasurer

who shall be elected for one year, and shall hold office until their successors are elected and qualified.

The Office of Vice President and Treasurer may be held by one person.

The Office of Executive Vice President and Assistant Treasurer may be held by one person.

Copy machine excerpt from Minutes of February 27, 1967, showing Amendments to Articles and By-Laws of Sand Springs Railway Company, Pages 64-67, Vol. III, Minutes.

/s/ Joe A. Williams
Joe A. Williams, Secretary

3. The Vice President shall exercise all the functions of the President in the absence or disability of the President. He shall sign for and on behalf of the Corporation, all contracts, conveyances and legal instruments of every kind and nature as may be directed by the Board of Directors, and shall perform such other duties and functions as the Directors shall from time to time prescribe.

4. The Executive Vice President, shall exercise those functions as directed by the Board of Directors or by the President of the Company.

5. The Secretary shall issue Notices for all Meetings of Stockholders and Directors, and shall keep the Minutes of such meetings; he shall have charge and custody of the Corporate Seal and the Corporate Books, and shall affix the Corporate Seal and sign with the President or with the Vice President or with the Treasurer or Assistant Treasurer, such instruments as requires such signature of Corporate Seal, and shall perform such other duties as are incident to his office or properly required of him by the Board of Directors.

In the absence or disability of the Secretary, the Assistant Secretary shall perform all of the duties of the Secretary.

6. The Treasurer shall have the custody of all funds and securities of the Corporation and shall keep or direct the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and such books of accounts shall be balanced each month. He shall deposit all moneys of the Company in the Sand Springs State Bank of Sand Springs, Oklahoma, or such other depositories as may be designated from time to time by the Board of Directors. He shall disburse funds of the Corporation as may be ordered by the Directors and shall render to the Directors at the regular meeting or when required, an account of his transactions as Treasurer and of the financial condition of the Corporation; he shall sign for and on behalf of the Corporation, all contracts or legal instruments directed by the Directors to be signed by him or as may require his signature.

In the absence or disability of the Treasurer the Assistant Treasurer shall perform the duties of the Treasurer.

The Treasurer and Assistant Treasurer shall, if and when required by the Board of Directors, give bond for the faithful performance of their respective duties in such sum and with such sureties as may be required by the Directors.

BE IT FURTHER RESOLVED, that Article V - OFFICERS, Section Numbered 7 of the By-Laws of the Sand Springs Railway Company be deleted in its entirety.

BE IT FURTHER RESOLVED, that Article VI - DIVIDENDS AND FINANCE, Section Numbered 2, of the By-Laws of the Sand Springs Railway Company be amended to read, as follows:

2. The moneys of the Company shall be deposited in the name of the Company in the Sand Springs State Bank, Sand Springs, Oklahoma, or such other Bank as the Directors shall from time to time designate; and such funds shall only be drawn out by checks signed by the Treasurer or Assistant Treasurer except, however, the Treasurer may authorize the President to sign checks for the ordinary payroll of the Company, same to be countersigned by the Secretary or Paymaster.